UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

As previously reported, on April 28, 2010, PPL Corporation (“PPL” or the “Company”) entered into a Purchase and Sale Agreement, dated as of April 28, 2010, among E.ON US Investments Corp., a Delaware corporation, the Company, and E.ON AG providing for PPL to purchase all the member interests of E.ON U.S. LLC, the owner of Louisville Gas and Electric Company and Kentucky Utilities Company.

(a) Financial Statements of Businesses Acquired

In accordance with Rule 3-05(a)(1)(i) of Regulation S-X, filed herewith are the consolidated financial statements of E.ON U.S. LLC and Subsidiaries:

•	Exhibit 99.1, (Audited) Consolidated Financial Statements as of and for the years ended December 31, 2009 and 2008
•	Exhibit 99.2, (Unaudited) Condensed Consolidated Financial Statements as of March 31, 2010, and December 31, 2009, and for the three months ended March 31, 2010 and 2009

(b)  Pro Forma Financial Information

In accordance with Rule 11-01(a)(3) of Regulation S-X, filed herewith as Exhibit 99.3 is unaudited pro forma condensed combined consolidated financial information of PPL and E.ON U.S. LLC, giving effect to certain pro forma events related to the pending acquisition.  It does not purport to project future financial position or operating results of the post-acquisition combined company.  The pro forma statements of operations are for the three months ended March 31, 2010 and for the year ended December 31, 2009. The pro forma balance sheet is as of March 31, 2010.

(d)	Exhibits

	23(a) -	Consent of Independent Accountants (PricewaterhouseCoopers LLP).

	99.1 -	(Audited) Consolidated Financial Statements of E.ON U.S. LLC and Subsidiaries as of and for the years ended December 31, 2009 and 2008.

	99.2 -	(Unaudited) Condensed Consolidated Financial Statements of E.ON U.S. LLC and Subsidiaries as of March 31, 2010, and December 31, 2009, and for the three months ended March 31, 2010 and 2009.

99.3 -
Unaudited Pro forma Condensed Combined Consolidated Financial Information of PPL Corporation and E.ON U.S. LLC, consisting of: pro forma statement of operations for the three months ended March 31, 2010; pro forma statement of operations for the year ended December 31, 2009; pro forma balance sheet as of March 31, 2010; and notes to the pro forma financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  June 21, 2010